Exhibit 99.2

Earnings Presentation FIRST QUARTER 2019 RESULTS Contact: (email) Chuck.Shaffer@SeacoastBank.com (phone) 772.221.7003 (web) www.SeacoastBanking.com

2 FIRST QUARTER 2019 EARNINGS PRESENTATION Cautionary Notice Regarding Forward - Looking Statements This press release contains “forward - looking statements” within the meaning, and protections, of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020 , expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . All statements other than statements of historical fact could be forward - looking statements . You can identify these forward - looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; changes in borrower credit risks and payment behaviors ; changes in the availability and cost of credit and capital in the financial markets ; changes in the prices, values and sales volumes of residential and commercial real estate ; our ability to comply with any regulatory requirements ; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry ; our concentration in commercial real estate loans ; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions ; the impact on the valuation of our investments due to market volatility or counterparty payment risk ; statutory and regulatory dividends restrictions ; increases in regulatory capital requirements for banking organizations generally ; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions ; changes in technology or products that may be more difficult, costly, or less effective than anticipated ; our ability to identify and address increased cybersecurity risks ; inability of our risk management framework to manage risks associated with our business ; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms ; reduction in or the termination of our ability to use the mobile - based platform that is critical to our business growth strategy ; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions ; unexpected outcomes of, and the costs associated with, existing or new litigation involving us ; our ability to maintain adequate internal controls over financial reporting ; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions ; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2018 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www . sec . gov .

3 FIRST QUARTER 2019 EARNINGS PRESENTATION Seacoast Bank [NASDAQ: SBCF] Valuable Florida Franchise With Balanced Growth Strategy, Benefiting from Attractive Geography, Investments in Customer Analytics and Business Banking Platform, and Disciplined Acquisition Strategy • $ 6 . 8 billion in assets as of March 31 , 2019 , operating in the nation’s third - most populous state • Strong and growing presence in four of Florida’s most attractive MSAs ⦁ # 1 Florida - based bank in the Orlando MSA ⦁ Growing share in West Palm Beach ⦁ # 2 share in Port St Lucie MSA ⦁ Growing presence in Tampa MSA Seacoast Customer Map • Investing in business banking and innovative customer analytics • Growth - oriented culture, engaged associate base, strong customer advocacy • Active board with a diverse range of experience and expertise • Market Cap : $ 1 . 4 billion as of March 31 , 2019

4 FIRST QUARTER 2019 EARNINGS PRESENTATION First Quarter Highlights WITH A GROWING PRESENCE IN FLORIDA'S MOST ATTRACTIVE MARKETS, SEACOAST IS ONE OF FLORIDA'S TOP - PERFORMING BANKING FRANCHISES • Earnings per share totaled $ 0 . 44 on a GAAP basis and $ 0 . 47 on an adjusted basis 1 • On a GAAP basis, ended the quarter at 1 . 48 % Return on Tangible Assets (ROTA), 14 . 9 % Return on Average Tangible Common Equity, and 56 . 6 % efficiency ratio . On an adjusted basis, first quarter results were 1 . 50 % adjusted ROTA 1 , 15 . 1 % adjusted ROTCE 1 , and 55 . 8 % adjusted efficiency ratio 1 • Net interest margin increased to 4 . 02% , up 2 basis points f r om the prior quarter . Removing accretion on acquired loans, the net interest margin expanded 3 basis points • Total deposits grew 16 % on an annualized basis when removing the favorable impact from additional brokered deposits acquired during the quarter totaling $ 147 million and customer sweep balances transferred to interest bearing deposits totaling $ 76 million • Noninterest bearing demand deposits grew 27 % on an annualized basis • Hired 10 business bankers, augmenting the 10 business bankers we hired in Q 4 , expanding distribution in the fast growing markets of Fort Lauderdale and Tampa 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures”

4 FIRST QUARTER 2019 EARNINGS PRESENTATION First Quarter Highlights WITH A GROWING PRESENCE IN FLORIDA'S MOST ATTRACTIVE MARKETS, SEACOAST IS ONE OF FLORIDA'S TOP - PERFORMING BANKING FRANCHISES • Earnings per share totaled $ 0 . 44 on a GAAP basis and $ 0 . 47 on an adjusted basis 1 • On a GAAP basis, ended the quarter at 1 . 48 % Return on Tangible Assets (ROTA), 14 . 9 % Return on Average Tangible Common Equity, and 56 . 6 % efficiency ratio . On an adjusted basis, first quarter results were 1 . 50 % adjusted ROTA 1 , 15 . 1 % adjusted ROTCE 1 , and 55 . 8 % adjusted efficiency ratio 1 • Net interest margin increased to 4 . 02% , up 2 basis points form the prior quarter . Removing accretion on acquired loans, the net interest margin expanded 3 basis points • Total deposits grew 16 % on an annualized basis when removing the favorable impact from additional brokered deposits acquired during the quarter totaling $ 147 million and customer sweep balances transferred to interest bearing deposits totaling $ 76 million • Noninterest bearing demand deposits grew 27 % on an annualized basis • Hired 10 business bankers, augmenting the 10 business bankers we hired in Q 4 , expanding distribution in the fast growing markets of Fort Lauderdale and Tampa Bay 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures”

5 FIRST QUARTER 2019 EARNINGS PRESENTATION Net Interest Income and Margin • Net interest income 1 totaled $ 60 . 9 million, up $ 0 . 8 million or 1 % from the prior quarter and $ 11 . 0 million or 22 % from the prior year quarter . • Net interest margin 1 increased 2 basis points to 4 . 02 % quarter - over - quarter . Removing accretion on acquired loans, the net interest margin expanded 3 basis points . 1 Calculated on a fully taxable equivalent basis using amortized cost ($ In Thousands)

6 FIRST QUARTER 2019 EARNINGS PRESENTATION Adjusted Noninterest Income 1 • Adjusted noninterest income 1 totaled $ 12 . 8 million, flat sequentially and up $ 0 . 4 million compared to the prior year quarter . Quarter - over - quarter results include : ⦁ Service charges on deposits declined by $ 0 . 3 million, the result of fewer business days in the first quarter, which was offset by mortgage banking fees which increased $ 0 . 3 million, the result of a successful introduction of new saleable residential mortgage products and a focus on generating saleable volume . ⦁ Interchange income increased $ 0 . 2 million sequentially while wealth - related fees were down modestly, the result of lower equity valuations . ⦁ The decline in BOLI - related income was the result of the cancellation of low yielding policies acquired in the First Green acquisition . 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other income includes marine finance fees, swap related income and other fees related to customer activity.

7 FIRST QUARTER 2019 EARNINGS PRESENTATION Adjusted Noninterest Expense 1 • Adjusted noninterest expense in the first quarter includes : ⦁ Salaries and benefits included higher seasonal payroll taxes and 401 (k) plan contributions, typical of the first quarter . Additionally, we hired 10 business bankers in Tampa and Fort Lauderdale, augmenting the 10 business bankers hired in the fourth quarter . ⦁ As required by existing accounting guidance, we defer the net costs of loan originations . Such deferrals were lower quarter over quarter due to lower loan production, resulting in higher noninterest expense . ⦁ Two previously ongoing projects in risk management and lending operations were accelerated that will support the scaling of our business, resulting in higher professional fees in the quarter . ⦁ During the second quarter of 2019 , our continued focus on efficiency and streamlining operations will result in a reduction of approximately 50 full time equivalent employees . While the Company will incur severance charges of approximately $ 1 . 5 million , this in combination with other expense initiatives, including two more banking center closures will result in approximately a $ 10 million annual pre - tax expense reduction . 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other expense includes marketing expenses and other expenses associated with ongoing business operations.

7 FIRST QUARTER 2019 EARNINGS PRESENTATION Adjusted Noninterest Expense 1 • Adjusted noninterest expense in the first quarter includes : ⦁ Salaries and benefits included higher seasonal payroll taxes and 401 (k) plan contributions, typical of the first quarter . Additionally, we hired 10 business bankers in Tampa Bay and Fort Lauderdale, augmenting the 10 business bankers hired in the fourth quarter . ⦁ As required by existing accounting guidance, we defer the net costs of loan originations . Such deferrals were lower quarter over quarter due to lower loan production, resulting in higher noninterest expense . ⦁ Two previously ongoing projects in risk management and lending operations were accelerated that will support the scaling of our business, resulting in higher professional fees in the quarter . ⦁ During the second quarter of 2019 , our continued focus on efficiency and streamlining operations will result in a reduction of approximately 50 full time equivalent employees . While the Company will incur severance charges of approximately $ 1 . 5 million , this in combination with other expense initiatives, including two more banking center closures will result in approximately a $ 10 million annual pre - tax expense reduction . 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other expense includes marketing expenses and other expenses associated with ongoing business operations.

8 FIRST QUARTER 2019 EARNINGS PRESENTATION Efficiency Ratio • The efficiency ratio was 56 . 6 % compared to 65 . 8 % in the prior quarter and 57 . 8 % in the first quarter of 2018 . • The adjusted efficiency ratio 1 was 55 . 8 % compared to 54 . 2 % in the prior quarter and 57 . 1 % in the first quarter of 2018 . • The quarter over quarter increase in the adjusted efficiency ratio 1 was primarily the result of a return of seasonal 401 (k) and payroll taxes expenses 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” GAAP - Efficiency Adjusted - Efficiency 1

9 FIRST QUARTER 2019 EARNINGS PRESENTATION Loan Growth Momentum Continues, Supported by a Strong Florida Economy, and Prudent Guardrails • First quarter loans totaled $ 4 . 8 billion, an increase of $ 0 . 9 billion or 24 % year - over - year . Adjusting for acquisitions, loans grew $ 300 million or 8 % year over year . • First quarter consumer and small business originations were $ 119 million, up 20 % compared to the prior year . • The increase in yield on loan outstandings quarter - over - quarter reflects the positive impact of increases in benchmark interest rates in late 2018 and higher add - on yields for new loan production . • Pipelines in all segments increased sequentially and exiting the first quarter of 2019 were $ 177 million in commercial, $ 68 million in consumer and small business, and $ 45 million in residential . Total Loans Outstanding ($ in millions) Accretion on Acquired Loans

10 FIRST QUARTER 2019 EARNINGS PRESENTATION Solid Deposit Growth Reflects Strong Franchise Fundamentals and Positioning in Attractive Markets • Interest - bearing deposits increased year - over - year by $ 312 . 4 million, or 13% , to $ 2 . 8 billion . • Year - over - year noninterest demand deposits grew 13% , to $ 1 . 7 billion, and time deposits increased $ 385 . 9 million, or 52% , to $ 1 . 1 billion . • Total deposits grew 16 % on an annualized basis when removing the favorable impact from additional brokered deposits acquired during the quarter totaling $ 147 million and customer sweep balances transferred to interest bearing deposits totaling $ 76 million • During the quarter, non - interest - bearing demand deposits grew 27 % on an annualized basis . • Transaction accounts represented 50 % of total deposits and increased 11 % year - over - year . • Overall cost of deposits increased to 67 basis points, in part, the result of a strategic shift from FHLB advances to brokered time deposits . This shift impacted the cost of deposits by 3 basis points, but reduced the overall cost of funding . 50% Deposits Outstanding ($ in millions)

11 FIRST QUARTER 2019 EARNINGS PRESENTATION Average Deposit Balances and Cost Our focus on organic growth and relationship - based funding, in combination with our innovative analytics platform, supports a well - diversified low - cost deposit portfolio . Our deposit beta continues to outperform our peers . 0.33% 0.39% 0.43% 0.54% 0.67% Deposit Mix and Cost of Deposits Trended Cost of Deposits

12 FIRST QUARTER 2019 EARNINGS PRESENTATION Credit Quality Non - Acquired 1 1 Includes charge off of $3.0 million for a single impaired loan. Net Charge - Offs ($ in thousands) Nonperforming Loans ($ in thousands) Provision for Loan Losses ( $ in thousands) ALLL ($ in thousands)

13 FIRST QUARTER 2019 EARNINGS PRESENTATION Maintaining Strong Capital to Support Balanced Growth Opportunities 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures.” Tangible Book Value / Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 Capital Adjusted Return on Tangible Common Equity 1

14 FIRST QUARTER 2019 EARNINGS PRESENTATION On - track to Achieve Our Vision 2020 Objectives Vision 2020 Targets Return on Tangible Assets 1.30% + Return on Tangible Common Equity 16% + Efficiency Ratio Below 50%

15 FIRST QUARTER 2019 EARNINGS PRESENTATION Contact Details: Seacoast Banking Corporation of Florida Charles M. Shaffer Executive Vice President Chief Financial Officer (772) 221 - 7003 INVESTOR RELATIONS NASDAQ: SBCF

16 FIRST QUARTER 2019 EARNINGS PRESENTATION Explanation of Certain Unaudited Non - GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP .

# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | Quarterly Trend 1Q'19 | 4Q'18 | 3Q'18 | 2Q'18 | 1Q'18 |
|---|---|---|---|---|---|
| **Net Income** | **$ 22,705** | **$ 15,962** | **$ 16,322** | **$ 16,964** | **$ 18,027** |
| Total noninterest income | $ 12,836 | $ 12,714 | $ 12,291 | $ 12,721 | $ 12,296 |
| Securities losses, net | 9 | 425 | 48 | 48 | 102 |
| BOLI benefits on death (included in other income) | — | (280) | — | — | — |
| Total Adjustments to Noninterest Income | 9 | 145 | 48 | 48 | 102 |
| **Total Adjusted Noninterest Income** | **12,845** | **12,859** | **12,339** | **12,769** | **12,398** |
| Total noninterest expense | $ 43,099 | $ 49,464 | $ 37,399 | $ 38,246 | $ 37,164 |
| Merger related charges | (335) | (8,034) | (482) | (695) | (470) |
| Amortization of intangibles | (1,458) | (1,303) | (1,004) | (1,004) | (989) |
| Branch reductions and other expense initiatives | (208) | (587) | — | — | — |
| Total Adjustments to Noninterest Expense | (2,001) | (9,924) | (1,486) | (1,699) | (1,459) |
| **Total Adjusted Noninterest Expense** | **41,098** | **39,540** | **35,913** | **36,547** | **35,705** |
| Income Taxes | $ 6,409 | $ 4,930 | $ 4,358 | $ 5,189 | $ 5,782 |
| Tax effect of adjustments | 510 | 2,623 | 230 | 443 | 538 |
| Taxes and tax penalties on acquisition-related BOLI redemption | — | (485) | — | — | — |
| Effect of change in corporate tax rate | — | — | — | — | (248) |
| Total Adjustments to Income Taxes | 510 | 2,138 | 230 | 443 | 290 |
| Adjusted Income Taxes | 6,919 | 7,068 | 4,588 | 5,632 | 6,072 |
| **Adjusted Net Income** | **24,205** | **23,893** | **17,626** | **18,268** | **19,298** |
| Earnings per diluted share, as reported | $ 0.44 | $ 0.31 | $ 0.34 | $ 0.35 | $ 0.38 |
| **Adjusted Earnings per Diluted Share** | **0.47** | **0.47** | **0.37** | **0.38** | **0.40** |
| Average diluted shares outstanding | 52,039 | 51,237 | 48,029 | 47,974 | 47,688 |

Seacoast BANKING CORPORATION OF FLORIDA
FIRST QUARTER 2019 EARNINGS PRESENTATION
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# GAAP to Non-GAAP Reconciliation

| (Amounts in thousands except per share data) | Quarterly Trend 1Q'19 | 4Q'18 | 3Q'18 | 2Q'18 | 1Q'18 |
|---|---|---|---|---|---|
| Adjusted Noninterest Expense | $ 41,098 | $ 39,540 | $ 35,913 | $ 36,547 | $ 35,705 |
| Foreclosed property expense and net gain/(loss) on sale | 40 | — | 137 | (405) | (192) |
| **Net Adjusted Noninterest Expense** | **41,138** | **39,540** | **36,050** | **36,142** | **35,513** |
| Revenue | $ 73,610 | $ 72,698 | $ 63,853 | $ 62,928 | $ 62,058 |
| Total Adjustments to Revenue | 9 | 145 | 48 | 48 | 102 |
| Impact of FTE adjustment | 87 | 116 | 147 | 87 | 91 |
| **Adjusted Revenue on a fully taxable equivalent basis** | **73,706** | **72,959** | **64,048** | **63,063** | **62,251** |
| **Adjusted Efficiency Ratio** | **55.81%** | **54.19%** | **56.29%** | **57.31%** | **57.05%** |
| Average Assets | $ 6,770,978 | $ 6,589,870 | $ 5,903,327 | $ 5,878,035 | $ 5,851,688 |
| Less average goodwill and intangible assets | (230,066) | (213,713) | (165,534) | (166,393) | (167,136) |
| **Average Tangible Assets** | **6,540,912** | **6,376,157** | **5,737,793** | **5,711,642** | **5,684,552** |
| Return on Average Assets (ROA) | 1.36% | 0.96% | 1.10% | 1.16% | 1.25% |
| Impact of removing average intangible assets and related amortization | 0.12 | 0.09 | 0.08 | 0.08 | 0.09 |
| Return on Average Tangible Assets (ROTA) | 1.48 | 1.05 | 1.18 | 1.24 | 1.34 |
| Impact of other adjustments for Adjusted Net Income | 0.02 | 0.44 | 0.04 | 0.04 | 0.04 |
| **Adjusted Return on Average Tangible Assets** | **1.50** | **1.49** | **1.22** | **1.28** | **1.38** |
| Average Shareholders' Equity | $ 879,564 | $ 827,759 | $ 728,290 | $ 709,674 | $ 695,240 |
| Less average goodwill and intangible assets | (230,066) | (213,713) | (165,534) | (166,393) | (167,136) |
| **Average Tangible Equity** | **649,498** | **614,046** | **562,756** | **543,281** | **528,104** |
| Return on Average Shareholders' Equity | 10.47% | 7.65% | 8.89% | 9.59% | 10.52% |
| Impact of removing average intangible assets and related amortization | 4.39 | 3.29 | 3.15 | 3.49 | 3.89 |
| Return on Average Tangible Common Equity (ROTCE) | 14.86 | 10.94 | 12.04 | 13.08 | 14.41 |
| Impact of other adjustments for Adjusted Net Income | 0.25 | 4.50 | 0.39 | 0.41 | 0.41 |
| **Adjusted Return on Average Tangible Common Equity** | **15.11** | **15.44** | **12.43** | **13.49** | **14.82** |

Seacoast BANKING CORPORATION OF FLORIDA
FIRST QUARTER 2019 EARNINGS PRESENTATION
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